Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 16, 2021, with respect to the financial statements of Treace Medical Concepts, Inc contained in the Final Prospectus, filed on April 27, 2021, relating to the Registration Statement on Form S-1 (File No. 333-254863), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Jacksonville, Florida

April 27, 2021